Exhibit 99.1

NioCorp Provides Preliminary Unaudited Financial Results for the
Three-Month Period Ended September 30, 2025

CENTENNIAL, Colo. (October 12, 2025) – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (NASDAQ:NB) today provided its preliminary unaudited financial results for the three-month period ended September 30, 2025.

The Company had a record cash balance of $162.8 million on its consolidated balance sheet as of September 30, 2025, and recorded a net loss for the three-month period ended September 30, 2025 of $42.7 million, or $0.53 per share, compared to a net loss for the three-month period ended September 30, 2024 of $2.1 million, or $0.05 per share. On an adjusted basis, the Company had an adjusted net loss for the three-month period ended September 30, 2025 of $8.3 million, or $0.07 per share, compared to an adjusted net loss for the three-month period ended September 30, 2024 of $1.4 million, or $0.03 per share.1

The increased net loss in the current three-month period primarily reflects non-cash losses of approximately $32.1 million related to earnout shares and warrants carried as liabilities on the consolidated balance sheet. These non-cash losses were primarily driven by the closing price of the Company’s common shares as of September 30, 2025, compared to the closing price on June 30, 2025. Additionally the Company incurred $6.8 million of expenditures during the three-month period ended September 30, 2025, related to the previously disclosed drilling campaign at the Company’s critical minerals project in Southeast Nebraska (the “Elk Creek Project”) and ongoing work to update the feasibility study for the Elk Creek Project.

The Company also completed the acquisition of approximately 407 acres of land, which, together with land previously acquired by the Company, encompasses the Elk Creek Project's mineral resource and mineral reserve, including acreage necessary to commence construction subject to obtaining project financing. As previously disclosed, the Company is entitled to receive up to an aggregate of approximately $10.0 million of reimbursement payments from the U.S. Department of Defense upon the achievement of certain project milestones related to feasibility study-level engineering and additional reserve drilling, as well as prepared updated cost estimates, for the Elk Creek Project (the “DoD Award”).

During the quarter ended September 30, 2025, the Company completed three previously announced equity offerings, which together generated aggregate gross proceeds of approximately $155.0 million. These offerings comprised: (i) a public offering of 13,850,000 common shares at $3.25 per share for gross proceeds of approximately $45.0 million; (ii) a registered direct offering of 10,000,000 common shares at $5.00 per share for gross proceeds of approximately $50.0 million; and (iii) a public offering of 9,760,000 common shares (or pre-funded warrants in lieu thereof) at $6.15 per share for gross proceeds of approximately $60.0 million. In addition,

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112  |  (720) 334-7066  |  www.niocorp.com

the Company issued common shares upon the exercise of previously issued warrants, which resulted in additional proceeds of approximately $15.2 million. As of September 30, 2025, the Company had a cash balance of approximately $162.8 million and 100,737,151 common shares outstanding.

NioCorp intends to file its unaudited interim condensed consolidated financial statements for the three-month period ended September 30, 2025 in its Quarterly Report on Form 10-Q on or before November 14, 2025.

All figures reported above with respect to the three-month period ended September 30, 2025, are preliminary and are unaudited and subject to change and adjustment as the Company prepares its unaudited interim condensed consolidated financial statements for the three-month periods ended September 2025 and 2024. Accordingly, investors are cautioned not to place undue reliance on the foregoing information. The Company does not intend to provide preliminary results on a regular basis in the future. The preliminary results provided in this news release constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See “Forward-looking Statements.”

1Non-GAAP Measures

The Company has included certain non-GAAP financial measures in this press release such as adjusted net loss and adjusted net loss per share. Adjusted net loss for presentation purposes is our net loss plus non-cash items plus (gain)/loss on non-recurring items plus tax adjustments. These non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Because these non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies. The Company’s management believes that presenting adjusted net loss and adjusted net loss per share provides investors with additional insight into underlying operating performance by excluding the non-cash losses noted above. Our presentation of certain non-GAAP financial measures should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculations of non-GAAP measures. These non-GAAP measures are not presented in accordance with U.S. GAAP and the use of these terms vary from others in our industry.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112  |  (720) 334-7066  |  www.niocorp.com

NIOCORP DEVELOPMENTS LTD.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in millions, except per share amounts)

	For the Three Months Ended September 30,
	2025	2024
Net loss attributable to the Company	$(42.7)	$(2.1)
Adjustments:
Change in fair value of earnout liability	14.5	0.8
Change in fair value of warrant liability	17.6	—
Share based compensation	2.3	—
Other gains	—	(0.1)
Adjusted loss	$(8.3)	$(1.4)

Net loss per common share attributable to the Company	$(0.53)	$(0.05)
Adjustments:
Change in fair value of earnout liability	0.19	0.02
Change in fair value of warrant liability	0.24	—
Share based compensation	0.03	—
Other gains	—	—
Adjusted loss per common share	$(0.07)	$(0.03)

#  #  #

FOR MORE INFORMATION:

Jim Sims, Corporate Communications Officer, NioCorp Developments Ltd., (720) 334-7066, jim.sims@niocorp.com

Alex Guthrie, Director, Investor Relations, NioCorp Developments Ltd., (647) 999-0527, aguthrie@niocorp.com

@NioCorp $NB #Niobium #Scandium #rareearth #neodymium #dysprosium #terbium #ElkCreek

ABOUT NIOCORP

NioCorp is developing a critical minerals project in Southeast Nebraska that is expected to produce niobium, scandium, and titanium (the "Elk Creek Project"). The Company also is evaluating the potential to produce several rare earths from the Elk Creek Project. Niobium is used to produce specialty alloys as well as High Strength, Low Alloy steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a specialty metal that can be combined with aluminum to make alloys with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is used in various lightweight alloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor, and medical implants. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112  |  (720) 334-7066  |  www.niocorp.com

securities laws. Forward-looking statements may include, but are not limited to, statements regarding our preliminary financial results, and the timing of the filing of the unaudited interim condensed consolidated financial statements for the three-month period ended September 30, 2025; our progress toward updating the feasibility study for the Elk Creek Project; NioCorp’s expectation of producing niobium, scandium, and titanium, and the potential of producing rare earths, at the Elk Creek Project; and NioCorp’s ability to secure sufficient project financing to complete construction of the Elk Creek Project and move it to commercial operation; and NioCorp’s expectation that certain costs associated with the drilling campaign and feasibility study update will be partially reimbursed through the previously disclosed DoD Award. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of metals; the stability of the financial and capital markets; NioCorp’s ability to achieve the required milestones and receive the full amount of expected reimbursements under the DoD Award; and current estimates and assumptions regarding the benefit of the standby equity purchase agreement (the “Yorkville Equity Facility Financing Agreement”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP, and its benefits. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp with the Securities and Exchange Commission and with the applicable Canadian securities regulatory authorities and the following: NioCorp’s ability to operate as a going concern; NioCorp’s requirement of significant additional capital; NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; NioCorp’s ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the DoD Award; NioCorp’s ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the Project Sub-Agreement with Advanced Technology International, an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of Defense; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; NioCorp’s ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement; NioCorp’s ability to continue to meet the listing standards of The Nasdaq Stock Market LLC; risks relating to NioCorp’s common shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness, if any, the Yorkville Equity Facility Financing Agreement or other agreements may impair NioCorp’s ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112  |  (720) 334-7066  |  www.niocorp.com

remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a passive foreign investment company under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that NioCorp’s business combination with GX Acquisition Corp. II and the Yorkville Equity Facility Financing Agreement could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships, including our ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms or at all; NioCorp’s ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to NioCorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, NioCorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112  |  (720) 334-7066  |  www.niocorp.com